UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2015

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-35560	93-1301885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

23622 Calabasas Road, Suite 300

Calabasas, California 91302

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 264-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2015, ImmunoCellular Therapeutics, Ltd. (the “Company”) entered into a Services Agreement (the “Agreement”) with PCT, LLC, a Caladrius Company (“PCT”), a subsidiary of Caladrius Biosciences, Inc.

Pursuant to the terms of the Agreement, PCT will provide current good manufacturing practice (“cGMP”) services for the Phase III manufacture of ICT-107 and Phase II manufacture of ICT-121. PCT will provide, among other things, a controlled environment room on a semi-dedicated basis and qualified personnel to conduct runs as the parties mutually agree in writing and schedule. PCT’s facilities are registered with the U.S. Food and Drug Administration (the “FDA”) for testing; packaging; processing; storage; labeling and distribution of Peripheral Blood stem and Somatic Cell therapy products, and maintain cGMP-compliant quality systems.

The Company has agreed to pay monthly fees in connection with the use of a controlled environment room on a semi-dedicated basis and monthly fees for PCT personnel performing services under the Agreement.

Services to be performed under the Agreement terminate on the earlier of (i) December 31, 2018, (ii) the date the parties mutually agree, (iii) at any time following the earlier of the one year anniversary of the date on which the Company notifies PCT that services in the semi-dedicated controlled environment room are to commence and August 1, 2016, on the last day of the month following at least 120 days’ written notice from the Company to PCT, or (iv) the last day of the month following at least 60 days’ written notice from the Company to PCT that the Company has received a clinical hold issued by the FDA ordering the Company to suspend clinical trials for ICT-107. Either party may terminate the Agreement in the event of the other party’s insolvency or for the other party’s material breach of its obligations under the Agreement if such breach remains uncured after 30 days of receiving written notice of such breach.

The foregoing is only a summary description of the terms of the Agreement, does not purport to be complete and is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2015.

Item 8.01.	Other Events.

On June 15, 2015, the Company issued a press release titled, “ImmunoCellular Therapeutics Enters into Manufacturing Agreement with PCT LLC, a Caladrius Company, for US Production of ICT-107 for Phase 3 Registration Trial,” a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release, dated June 15, 2015, titled “ImmunoCellular Therapeutics Enters into Manufacturing Agreement with PCT LLC, a Caladrius Company, for US Production of ICT-107 for Phase 3 Registration Trial.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2015	IMMUNOCELLULAR THERAPEUTICS, LTD.

	By:	/s/ David Fractor
David Fractor
Vice President of Finance and Principal Accounting Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated June 15, 2015, titled “ImmunoCellular Therapeutics Enters into Manufacturing Agreement with PCT LLC, a Caladrius Company, for US Production of ICT-107 for Phase 3 Registration Trial.”